UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2024, Arcturus Therapeutics Holdings Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan as amended (the “Plan”), to, among other things, increase the maximum number of shares of common stock available to Plan participants thereunder by 2,000,000 shares to an aggregate of 10,750,000 shares (the “Amendment”).

A description of the material terms of the Amendment is set forth under the heading “Proposal Number 2 —To Approve the Amendment to the Amended and Restated 2019 Omnibus Equity Incentive Plan” in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024, which description is hereby incorporated into this Item 5.02 by reference. A copy of the Plan, as amended by the Amendment, is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The total number of shares entitled to vote at the Meeting was 26,928,041 and there were present at the Meeting, in person or by proxy, 23,309,890 shares, which constituted a quorum for the Meeting.

At the Meeting, the stockholders voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the SEC on April 29, 2024:

(1) To elect Dr. Peter Farrell, Joseph E. Payne, Andy Sassine, James Barlow, Dr. Edward W. Holmes, Dr. Magda Marquet, Dr. Jing L. Marantz and Dr. John H. Markels to the Board of Directors (the “Board”), to serve until the Company’s next annual meeting of stockholders;

(2) To approve the Amendment to the Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended, to, among other things, increase the maximum number of shares of common stock available to Plan participants thereunder by 2,000,000 shares to an aggregate of 10,750,000 shares;

(3) To approve, on a non-binding advisory basis, the resolution approving named executive officer compensation; and

(4) To ratify the appointment of Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The final results of the stockholder votes at the Meeting are set forth below:

Proposal No. 1

	For	Withhold	Broker Non-Votes
Approval of the election of the following individuals as directors of the Company, as provided in Proposal Number 1 of the Proxy Statement:
(1) Dr. Peter Farrell	20,844,568	159,554	2,305,768
(2) Joseph E. Payne	20,922,344	81,778	2,305,768
(3) Andy Sassine	20,734,162	269,960	2,305,768
(4) James Barlow	20,454,267	549,855	2,305,768
(5) Dr. Edward W. Holmes	19,895,980	1,108,142	2,305,768
(6) Dr. Magda Marquet	20,414,805	589,317	2,305,768
(7) Dr. Jing L. Marantz	20,390,182	613,940	2,305,768
(8) Dr. John H. Markels	20,740,090	264,032	2,305,768

Each of the eight nominees was elected to the Board, each to hold office until the Company’s 2025 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal No. 2

	For	Against	Abstain	Broker Non-Votes
Approval of the Amendment to the Company’s Plan, as provided in Proposal Number 2 of the Proxy Statement:	13,464,434	7,356,256	183,432	2,305,768

The proposal was approved.

Proposal No. 3

	For	Against	Abstain	Broker Non-Votes
Approval, on a non-binding advisory basis, the resolution approving named executive officer compensation, referred to as “say-on-pay,” as provided in Proposal Number 3 of the Proxy Statement:	19,875,930	1,069,592	58,600	2,305,768

The proposal was approved.

Proposal No. 4

	For	Against	Abstain	Broker Non-Votes
Approval of the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as provided in Proposal Number 4 of the Proxy Statement:	23,267,449	30,120	12,321	N/A

The appointment was ratified.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: June 14, 2024

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer